UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2009

BRT REALTY TRUST
(Exact name of Registrant as specified in charter)

Massachusetts	001-07172	13-2755856
(State or other	(Commission file No.)	(IRS Employer
jurisdiction of		I.D. No.)
incorporation)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

        Registrant's telephone number, including area code     516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 26, 2009, BRT Realty Trust (the “Trust”) entered into an Exchange Agreement with certain affiliates of Taberna Capital Management LLC, pursuant to which an aggregate of $55,000,000 of outstanding trust preferred securities was exchanged for an aggregate of $58,300,000 of newly issued unsecured junior subordinated notes, representing approximately 106% of the original face amount.  From May 1, 2009 through July 31, 2012 (the “Modification Period”), the new notes bear a fixed rate of interest at 3.5% per annum, to be paid annually in advance.  Prior to the exchange, the interest rate on the trust preferred securities was a blended interest rate of 8.37% per annum.  Subsequent to the Modification Period, the interest rate will revert back to the rate in effect prior to the exchange, which includes that commencing April 29, 2016, the interest rate will equal LIBOR plus 2.95%.

The notes were issued pursuant to that certain Junior Subordinated Indenture, dated May 26, 2009, between the Trust and The Bank of New York Mellon, as trustee.

During the Modification Period, the Trust is subject to certain additional restrictions, including limitations on its ability to pay dividends on its common shares of beneficial interest.  During the Modification Period, and as long as BRT remains a real estate investment trust, it will be permitted to make distributions to its shareholders provided that (i) during tax years 2008 and 2009, such distributions are paid in the form of common shares to the maximum extent permissible under existing Internal Revenue Service regulations, with the balance payable in cash and (ii) thereafter, to satisfy REIT requirements or pay capital gains, if any, such distributions are paid in the form of common shares to the maximum extent permissible under the IRS regulations in effect at the time of such distributions, with the balance payable in cash.  The Trust is currently evaluating the effect of this transaction on its consolidated financial statements.

The foregoing summary does not describe all of the terms contained in the aforementioned agreements and is qualified in its entirety by reference to the full text of the Exchange Agreement and the Junior Subordinated Indenture, which are filed as Exhibits 10.1 and 4.1 hereto, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Junior Subordinated Indenture, dated as of May 26, 2009, between BRT Realty Trust and The Bank of New York Mellon.

10.1	Exchange Agreement, dated as of May 26, 2009, by and among BRT Realty Trust and Taberna Preferred Funding IV, Ltd., Taberna Preferred Funding V, Ltd., and Taberna Preferred Funding VI, Ltd.

99.1	Press release dated May 26, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT REALTY TRUST

Date: June 1, 2009	By:	Simeon Brinberg
Simeon Brinberg
Senior Vice President